UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    January 20, 2011

Lucas Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-32508	98-0417780
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3555 Timmons Lane, Suite 1550, Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 528-1881

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On or around January 20, 2011 and effective as of the same date, Lucas Energy, Inc. (the “Company”, “Lucas”, “we”, or “us”) entered into a Letter Agreement with Nacogdoches Oil and Gas, Inc. (“NOG” and the “Letter Agreement”).  Pursuant to the Letter Agreement, we agreed to purchase an undivided 7.56% interest in certain oil and gas properties and leases owned by NOG in McKinley County, New Mexico (the “Interests”), in consideration for $2,000,000.   Included in the purchase were rights under four leases in the Hospah Sand Unit and Santa Fe Railroad Leases and four leases in the South Hospah Unit, located in McKinley County, New Mexico.  The Letter Agreement and the purchase of the Interests, represented the purchase of a pro-rata portion of the Company’s rights under a Letter of Intent, entered into with NOG on or around December 20, 2010, pursuant to which the Company has the right, to purchase up to 77.5% of the Interests from NOG for an aggregate of $20.5 million, subject to its ability to raise additional capital.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description of Exhibits

10.1*	Letter of Intent with Nacogdoches Oil & Gas, Inc.

10.2*	Letter Agreement with Nacogdoches Oil & Gas, Inc.

* Filed herewith.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUCAS ENERGY, INC.

By: /s/ William A. Sawyer
Name: William A. Sawyer
Title: President & CEO
Date: January 25, 2011